Item 10.4

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED PARTNERSHIP PURSUANT TO
SECTION 17-217 OF THE LIMITED PARTNERSHIP ACT

1.) The jurisdiction where the Corporation first formed is Delaware.

2.) The jurisdiction immediately prior to filing this Certificate is Delaware.

3.) The date the corporation first formed is May 27, 2009.

4.) The name of the Corporation immediately prior to filing this Certificate is Jobsinsite, Inc.

5.) The namie of the Limited Partnership as set forth in the Certificate of Limited Partnership is Soleil Capital L.P.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 19th day of June A.D. 2009.

SOLEIL CAPITAL MANAGEMENT L.L.C.,
as General Partner
By: /Adam Laufer/
Name: Adam J.Laufer
Title: Founding Member